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                                                                   EXHIBIT 10.20


                              CONSULTING AGREEMENT

         This Consulting Agreement (this "Agreement") is entered into by and between E J Financial Enterprises, Inc., a Delaware corporation ("Consultant") and Intron Therapeutics, Inc., a Delaware corporation ("Intron").

         1. Term of Agreement. This Agreement shall commence on the effective date hereof (the "Commencement Date"), and continue thereafter until the earlier of the third anniversary of the Commencement Date or until termination by Intron upon thirty (30) days written notice. This Agreement shall be automatically renewed for an additional one year term upon the third anniversary and each subsequent anniversary hereof, unless either party gives notice of termination before such anniversary.

         2. Duties and Responsibilities. During the term hereof, Consultant will provide assistance to Intron in licensing, business development, and financial services. Consultant agrees to make available to Intron the services of its employee Mahendra Shah to assist with business development, license negotiation, market analysis, and general corporate development. Consultant agrees to make Dr. Shah available to serve as vice president of Intron, or in such other capacity as may be designated by Intron's board of directors. Consultant further agrees to make its employee Tim Kelly available to provide accounting and financial services to Intron, and to serve as the Chief Financial officer of Intron, or in such other capacity as may be designated by Intron's board of directors. Consultant understands and recognizes that Intron is a newly formed corporation which could not afford the full time services of professionals such as Dr. Shah and Mr. Kelly without Consultant's agreement as herein provided.

         3. Compensation. Consultant shall receive and Intron shall pay to Consultant during the term of this Agreement a fee of $150,000 per calendar year, paid quarterly. Upon mutual agreement between Consultant and Intron, such compensation may be paid all or in part in Intron stock or stock options, at such valuation as may be agreed by the parties. Failure of the Intron to pay any installment when due shall not be deemed a waiver of such amount, which will accrue and continue as a liability of Intron to Consultant. Consultant agrees that Dr. Shah and Mr. Kelly will be employees of Consultant and not of Intron, and Intron will not withhold federal income taxes, federal or state unemployment taxes, social security taxes, or other amounts from Consultant's fees, and Consultant shall be solely responsible for Consultant's tax obligations. In the event this Agreement is terminated on a date other than an anniversary, compensation shall be pro-rated based upon the time in which it is in effect during the year.

         4. Business Expenses. Consultant shall be reimbursed for reasonable and necessary business expenses incurred in the performance of services hereunder. Consultant shall keep accurate records and receipts reflecting, expenses so incurred and shall furnish Intron with any and all supporting documentation of such expenses at the request of Intron.

         5. Non-Disclosure Agreement. Consultant hereby expressly acknowledges that pursuant to the relationship established by this Agreement, Consultant may obtain or be given access to certain information, documents and records of a confidential or proprietary nature with respect to Intron and/or its business, prospects, customers, agents, competitors and suppliers. Consultant further
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acknowledges that the unauthorized use or disclosure of any such information both during and after the term of this Agreement could seriously damage and interfere with Intron's business and business prospects. Accordingly, Consultant hereby expressly covenants and agrees with Intron that it is in a fiduciary relationship with Intron, and as such, shall treat all information, records and confidences, including but not limited to prospect and customer lists, computer software and programs, patents, patent applications, contracts and all other written documents pertaining to any business of Intron, and any other agreements between Intron and its employees, agents or contractors, all support data related to or used in conjunction with the business of Intron, and any other information which Intron has provided to or which Consultant may obtain or generate in fulfilling its services under this Agreement as CONFIDENTIAL AND PROPRIETARY in nature. Consultant further covenants and agrees not to copy, reproduce, disclose or distribute any such materials or information at any time without Intron's prior written consent, which consent may be withdrawn at any time. Consultant further agrees that upon termination of this Agreement it will not at any time disclose to any third party any of the information described above. Consultant agrees that all of the aforementioned information and materials are the exclusive property of Intron and Consultant agrees not use or disclose such confidential information at any time either prior to or after termination of this Agreement except as specifically provided for herein. Consultant agrees that Intron shall be entitled to an injunction to restrain Consultant from the commission of any of the acts prohibited by this paragraph; provided, however, that nothing herein shall be construed as prohibiting Intron from pursuing any other remedies available to it for breach or any threatened breach by Consultant of the provisions of this paragraph and the fiduciary relationship described herein. This covenant shall be effective immediately upon execution hereof, and shall be applicable to all such documents and information given or disclosed to Consultant prior to or after the date of execution hereof.

         6. Employees Bound. Consultant will cause each of its employees who has access to confidential information of Intron to execute a written agreement for the benefit of Intron containing the confidentiality and non-competitive provisions of Paragraphs 5 and 6 hereof.

         7. Conflicts of Interest. Intron recognizes that Consultant is involved in many for-profit activities and that Dr. Shah and Mr. Kelly have many business responsibilities other than those undertaken herein. Consultant shall be free to continue all of such activities, subject to Paragraphs 5 and 6 hereof.

         8. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect hereto.

         9. Modification. No change or modification of this Agreement shall be valid or binding upon the parties hereto, nor shall any waiver of any term or condition in the future be so binding, unless such change or modification or waiver shall be in writing and signed by the parties hereto.

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         10. Governing Law. This Agreement and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Texas and shall be performable in Travis County, Texas.

         11. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one and the same document.

         12. Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

         13. Estate. If Consultant dies prior to the expiration of the term of this Agreement, any moneys that may be due him from the Intron under this Agreement as of the date of his death shall be paid to his estate.

         14. Assignment. Intron shall have the right to assign this Agreement to its successors or assigns, provided that all covenants and agreements contained herein shall be enforceable against Intron's successors or assigns. The terms "successors" and "assigns" shall include any person, corporation, partnership or other entity that buys all or substantially all of Intron's assets or all of its stock, or with which Intron merges or consolidates. The rights, duties and benefits to Consultant hereunder are personal to Consultant, and no such right or benefit may be assigned by Consultant.

         15. Binding Effect. This Agreement shall be binding upon the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs and assigns.

         16. Waiver of Breach. The waiver by Consultant of a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of any subsequent breach by Consultant.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of July 1, 1994.

                                           CORPORATION:

                                           INTRON THERAPEUTICS, INC.


                                           /s/ DAVID NANCE
                                           -------------------------------------
                                           David Nance, President


                                           CONSULTANT:


                                           E J FINANCIAL ENTERPRISES


                                           By: /s/ JOHN N. KAPOOR
                                               ---------------------------------

                                           Its: President
                                               ---------------------------------



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